EXHIBIT 9.1




                     VOTING TRUST AND DIVESTITURE AGREEMENT

                                  BY AND AMONG

                                WELLCHOICE, INC.,

                         THE NEW YORK PUBLIC ASSET FUND

                                       AND

                        THE BANK OF NEW YORK, AS TRUSTEE


                          DATED AS OF NOVEMBER 7, 2002










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                                TABLE OF CONTENTS

                                                                                                            PAGE
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ARTICLE I                 DEFINITIONS.........................................................................1

ARTICLE II                DEPOSIT OF STOCK....................................................................5

           Section 2.01             Delivery of Capital Stock.................................................5

           Section 2.02             Certificate Book and Inspection of Agreement..............................5

ARTICLE III               THE FUND'S INTEREST IN CAPITAL STOCK................................................6

           Section 3.01             Retained Interest.........................................................6

           Section 3.02             Withdrawal of Shares from Trust...........................................6

ARTICLE IV                TRUSTEE'S POWERS AND DUTIES.........................................................7

           Section 4.01             Limits on Trustee's Powers................................................7

           Section 4.02             Right to Vote.............................................................7

           Section 4.03               Voting on Particular Matters............................................7

           Section 4.04               Presence at Meetings....................................................8

           Section 4.05             Sales.....................................................................8

           Section 4.06             Contrary Instructions.....................................................8

           Section 4.07             Execution by Trustee......................................................8

ARTICLE V                 STANDSTILL..........................................................................8

           Section 5.01               Acquisition of Capital Stock............................................8

           Section 5.02             Solicitation of Proxies; Stockholder Proposals............................8

           Section 5.03             Acquisition Proposals.....................................................9

           Section 5.04               Sale of Capital Stock...................................................9

           Section 5.05               Nomination of Directors.................................................9

           Section 5.06               Change of Control Proposals............................................10

           Section 5.07               Litigation.............................................................11

           Section 5.08               Consultation Rights....................................................11

ARTICLE VI                AGREEMENT TO DIVEST SHARES OF CAPITAL STOCK........................................11

           Section 6.01             Sale of Fund's Capital Stock by Third Anniversary........................11

           Section 6.02             Sale of Fund's Capital Stock by Fifth Anniversary........................12

           Section 6.03             Sale of Fund's Capital Stock by Tenth Anniversary........................12

           Section 6.04               Extension of Divestiture Deadlines Sought by Fund......................12

           Section 6.05               Failure to Meet Divestiture Deadlines..................................12

           Section 6.06             Conversion of Class B Common Stock.......................................13

ARTICLE VII               DIVIDENDS AND DISTRIBUTIONS........................................................13


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           Section 7.01             Cash.....................................................................13

           Section 7.02             Stock....................................................................14

           Section 7.03             Other Distributions......................................................14

ARTICLE VIII              THE TRUSTEE........................................................................14

           Section 8.01             Use of Proxies...........................................................14

           Section 8.02             Expenses.................................................................14

           Section 8.03             Compensation.............................................................14

           Section 8.04             Successor Trustee........................................................14

           Section 8.05             Qualifications of Trustee................................................15

           Section 8.06             Trustee's Liability......................................................15

           Section 8.07             Duties of Trustee........................................................15

ARTICLE IX                TERMINATION........................................................................16

           Section 9.01             Termination..............................................................16

           Section 9.02             Delivery of Stock Certificate(s).........................................16

ARTICLE X                 MISCELLANEOUS......................................................................16

           Section 10.01              Ownership; Authority...................................................16

           Section 10.02              Merger, Consolidation, Sale of Assets..................................16

           Section 10.03              Successors.............................................................17

           Section 10.04              Amendments and Waivers.................................................17

           Section 10.05              Notices................................................................17

           Section 10.06              Governing Law..........................................................18

           Section 10.07              Specific Performance; Injunctive Relief................................18

           Section 10.08              Effect of Headings.....................................................18

           Section 10.09              Entire Agreement.......................................................18

           Section 10.10              Severability...........................................................19

           Section 10.11              Counterparts...........................................................19

           Section 10.12              Legends; Certificates..................................................19

           Section 10.13              Further Assurances.....................................................20

           Section 10.14            Corporate Governance Covenants...........................................20

           Section 10.15            Hedging Transactions.....................................................20

           Section 10.16              Asset Preservation.....................................................20

           Section 10.17            No Liability.............................................................21

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                     VOTING TRUST AND DIVESTITURE AGREEMENT
                     --------------------------------------

           THIS VOTING TRUST AND DIVESTITURE AGREEMENT (this "Agreement") is made and entered into as of the 7th day of November 2002, by and among WellChoice, Inc., a Delaware corporation (the "Company"), The New York Public Asset Fund, the "public asset fund" established by Section 7317 of the New York Insurance Law (the "Fund") and The Bank of New York, as trustee (the "Trustee").


                                    RECITALS
                                    --------

           A. The Fund Beneficially Owns (as defined below) Seventy-Eight Million One Hundred Eighty-Five Thousand (78,185,000) shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), representing approximately 95% of the issued and outstanding shares of Common Stock, and one
(1) share of class B common stock, par value $.01 per share, of the Company (the "Class B Common Stock"), representing all of the issued and outstanding shares of Class B Common Stock.

           B. The Company is a licensee of the Blue Cross and Blue Shield Association (the "BCBSA"), enabling the Company to use the "Blue Cross" and "Blue Shield" names and related rights (the "Marks").

           C. The BCBSA has conditioned the Company's license to continue to use the Marks upon the Company maintaining the provisions set forth in this Agreement and in Article VII of its Certificate of Incorporation (as defined below) which are intended by the BCBSA to enable the Company to remain independent of the Fund and any other Person (as defined below) who may in the future acquire shares of Capital Stock (as defined below) in excess of the Ownership Limit (as defined below) applicable to such Person.

                                    AGREEMENT
                                    ---------

           In consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

           For purposes of this Agreement, the following terms shall have the following meanings:

           (a) "Acquisition Proposal" means any tender or exchange offer for shares of Capital Stock.

           (b) "Additional Issuance" has the meaning set forth in Section 3.02.

           (c) "Additional Issuance Notice" has the meaning set forth in Section 3.02.

           (d) "Affiliate" with respect to a particular Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is



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controlled by, or is under common control with,  the particular  Person,  but as used with respect to the Fund shall be deemed to not include the Company and its subsidiaries and as used with respect to the Company and its subsidiaries shall be deemed to not include the Fund.

           (e) "Agreement" has the meaning set forth in the Preamble hereof.

           (f) "Approved Change of Control Proposal" means a Change of Control Proposal submitted by the Board of Directors to the stockholders of the Company for a vote thereon.

           (g) "BCBSA" has the meaning set forth in Recital B hereof.

           (h) "Beneficial Ownership", "Beneficially Own" or "Beneficial Owner" have the meaning set forth in Section 1 of Article VII of the Certificate of Incorporation.

           (i) "Blackout Period" has the meaning set forth in Section 5 of the Registration Rights Agreement.

           (j) "Board of Directors" means the Board of Directors of the Company.

           (k) "Bylaws" means the Bylaws of the Company as in effect at the time that reference is made thereto.

           (l) "Capital Stock" has the meaning set forth in Section 1 of Article VII of the Certificate of Incorporation.

           (m)   "Certificate  of   Incorporation"   means  the  Certificate  of
Incorporation of the Company as in effect at the time that reference is made thereto.

           (n) "Change of Control Proposal" means any agreement, plan or proposal involving any sale of Capital Stock, merger, consolidation, recapitalization, exchange of shares or other transaction that, if consummated in accordance with its terms, would result in the holders of the voting Capital Stock of the Company immediately prior to such sale of Capital Stock, merger, consolidation, recapitalization, exchange of shares or other transaction owning less than 50.1% of the outstanding voting securities of the Company or, if not the Company, the resulting entity arising out of such merger, consolidation, recapitalization, exchange of shares or other transaction or any agreement, plan or proposal involving the sale of all or substantially all of the assets of the Company and subsidiaries on a consolidated basis.

           (o) "Class B Common Stock" has the meaning set forth in Recital A hereof.

           (p) "Company" has the meaning set forth in the Preamble hereof.

           (q) "Common Stock" has the meaning set forth in Recital A hereof.

           (r) "Confidentiality Agreement" has the meaning set forth in Section 5.05(b)(ii).


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           (s)  "Delinquent  Shares"  means any and all shares of Capital  Stock
Beneficially Owned by the Fund in excess of the number of shares of Capital Stock that the Fund is permitted to Beneficially Own under ARTICLE VI hereof at the Three Year Divestiture Deadline, Five Year Divestiture Deadline or the Ten Year Divestiture Deadline, as the case may be, or at any date to which any such Divestiture Deadline may be extended pursuant to Section 6.04 hereof.

           (t) "Demand" has the meaning set forth in Section 2 of the Registration Rights Agreement.

           (u) "Difference" has the meaning set forth in Section 3.02.

           (v) "Divestiture Deadline" means the Three Year Divestiture Deadline, the Five Year Divestiture Deadline and/or the Ten Year Divestiture Deadline.

           (w) "Election Notice" has the meaning set forth in Section 3.02.

           (x) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (y) "Five Year Determination Date" means the date that is one hundred eighty (180) days prior to the fifth (5th) anniversary of the IPO Date.

           (z) "Five Year Divestiture Deadline" means the fifth (5th) anniversary of the IPO Date, extended day for day, up to a maximum of seven hundred thirty (730) days, for each day from and after the Five Year Determination Date that the Company is not required to file a Registration Statement as a result of the pendency of any Blackout Period.

           (aa) "Fund" has the meaning set forth in the Preamble hereof.

           (bb) "Fund Restricted Shares" means all Fund Shares in excess of the Voting Ownership Limit and deposited in the Voting Trust pursuant to the provisions of this Agreement.

           (cc) "Fund Shares" means all shares of Capital Stock Beneficially Owned by the Fund at any particular time.

           (dd) "Indemnified Party" has the meaning set forth in Section 8.06 hereof.

           (ee) "Independent Director" has the meaning set forth in the Certificate of Incorporation.

           (ff)  "Independent  Board  Majority"  has the  meaning  set  forth in
Section 4.B.3 of Article IV of the Certificate of Incorporation.

           (gg) "Institution" means any Institutional Investor (as defined in the Certificate of Incorporation) and any other Person whose primary business is the buying, selling and holding of securities.


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           (hh) "IPO Date"  means the  closing  date of an initial  underwritten public offering of Common Stock.

           (ii)"Knowledge of the Fund" means (i) with respect to (x) sales of Capital Stock pursuant to a public offering registered under the Securities Act of 1933, as amended, and (y) sales pursuant to Rule 144, the actual knowledge of the members of the board of the Fund with no duty to inquire and (ii) in connection with (A) any sales of Capital Stock in a privately negotiated transaction and (B) meetings or other communications contemplated by Section 5.04(b), the actual knowledge of any member of the board of the Fund after reasonable inquiry by the board of the Fund.

           (jj) "Legal Requirement" means any federal, state, local, municipal or other administrative order, law, regulation, statute or rule, including, but not limited to, the rules and regulations of the Securities and Exchange Commission and any self-regulatory organization, including, without limitation, the New York Stock Exchange.

           (kk) "Marks" has the meaning set forth in Recital B hereof.

           (ll)  "Ownership  Limit"  has the  meaning  set forth in Section 1 of
Article VII of the Certificate of Incorporation.

           (mm) "Non-Fund Shares" means all shares of Capital Stock Beneficially Owned by Persons other than the Fund or its Affiliates at any particular time.

           (nn) "Permitted  Withdrawal"  has the  meaning  set forth in Section
3.02.

           (oo) "Person" means any individual, firm, partnership, corporation (including, without limitation, a business trust), limited liability company, trust, unincorporated association, joint stock company, joint venture or other entity, and shall include any successor (by merger or otherwise) of any such entity.

           (pp) "Piggy-Back Rights" has the meaning set forth in Section 3 of the Registration Rights Agreement.

           (qq) "Registration Rights Agreement" means that certain Registration Rights Agreement, of even date herewith, by and among the Company, the Fund and The New York Charitable Asset Foundation, a New York not-for-profit corporation.

           (rr) "Registration Statement" has the meaning set forth in Section 1 of the Registration Rights Agreement.

           (ss) "Sales Agent" has the meaning set forth in Section 6.05.

           (tt) "Successor Trustee" has the meaning set forth in Section 8.04 hereof.

           (uu) "Ten Year Determination Date" means the date that is one hundred eighty (180) days prior to the tenth (10th) anniversary of the IPO Date.


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           (vv)  "Ten  Year   Divestiture   Deadline"  means  the  tenth  (10th)
anniversary  of the IPO Date,  extended  day for day,  up to a maximum  of seven
hundred   thirty  (730)  days,  for  each  day  from  and  after  the  Ten  Year
Determination Date that the Company is not required to file a Registration Statement as a result of the pendency of any Blackout Period.

           (ww) "Three Year Determination Date" means the date that is one hundred eighty (180) days prior to the third (3rd) anniversary of the IPO Date.

           (xx) "Three Year Divestiture Deadline" means the third (3rd) anniversary of the IPO Date, extended day for day, up to a maximum of one three hundred sixty-five (365) days, for each day from and after the Three Year Determination Date that the Company is not required to file a Registration Statement as a result of the pendency of any Blackout Period.

           (yy) "Trustee" has the meaning set forth in the Preamble hereof.

           (zz) "Voting Ownership Limit" means the number of shares of Capital Stock equal to one share lower than the number of shares of Capital Stock which would represent five percent (5%) of the Voting Power of all shares of Capital Stock issued and outstanding at the time of determination.

           (aaa)  "Voting  Power"  has the  meaning  set  forth in  Section 1 of
Article VII of the Certificate of Incorporation.

           (bbb) "Voting Trust" means the voting trust established by this Agreement.

           (ccc) "Withdrawal Certificate" has the meaning set forth in Section 3.02.

                                   ARTICLE II
                                DEPOSIT OF STOCK

           SECTION 2.01 DELIVERY OF CAPITAL STOCK. The Fund shall make such contributions to the Voting Trust of Capital Stock that the Fund may Beneficially Own such that the number of shares of Capital Stock Beneficially Owned by the Fund outside of the Voting Trust shall never exceed the Voting Ownership Limit. The Trustee acknowledges receipt of Seventy-Four Million Seventy Thousand and Two (74,070,002) shares of Common Stock from the Fund. The Company shall pay any taxes and costs imposed upon the transfer of shares of Capital Stock Beneficially Owned by the Fund to or from the Voting Trust at the time of transfer. The Fund shall remit to the Company any refunds of such taxes or costs that are paid to the Fund.

           SECTION 2.02 CERTIFICATE BOOK AND INSPECTION OF AGREEMENT. The Trustee shall keep at the address set forth in Section 10.05 hereof correct books of account of all the Trustee's business and transactions relating to the Voting Trust, and a book setting forth the number of shares of Capital Stock held by the Voting Trust. A duplicate of this Agreement and any extension thereof shall be filed with the Secretary of the Company and shall be open to inspection by a stockholder upon the same terms as the record of stockholders of the Company is open to inspection.


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                                  ARTICLE III
                      THE FUND'S INTEREST IN CAPITAL STOCK

           SECTION 3.01 RETAINED INTEREST. Subject to the powers, duties and rights of the Company and the Trustee set forth herein and further subject to the terms of this Agreement, the Registration Rights Agreement, the Certificate of Incorporation and the Bylaws, the Fund shall retain the entire economic and beneficial ownership rights in all of the shares of Capital Stock held in the Voting Trust.

           SECTION 3.02 WITHDRAWAL OF SHARES FROM TRUST. The Fund shall not be entitled to withdraw any shares of Capital Stock from the Voting Trust except to sell its entire Beneficial Ownership interest in such shares of Capital Stock provided that (i) such shares of Capital Stock shall be registered in the name of the purchaser thereof or its nominee before being withdrawn from the Voting Trust, (ii) such sale of shares of Capital Stock shall not be to an Affiliate of the Fund, (iii) such sale of shares of Capital Stock shall not, to the Knowledge of the Fund, be made to any Person Beneficially Owning any shares of Capital Stock in excess of the Ownership Limit applicable to such Person, (iv) such sale of shares of Capital Stock shall not, to the Knowledge of the Fund, result in any Person Beneficially Owning any shares of Capital Stock in excess of the Ownership Limit applicable to such Person, and (v) such sale of shares of Capital Stock shall otherwise be permitted pursuant to this Agreement, the Registration Rights Agreement, the Certificate of Incorporation and the Bylaws. The Fund shall not transfer any of its retained rights or interest in shares of Capital Stock held in the Voting Trust. Any shares of Capital Stock withdrawn in accordance with this Section 3.02 shall, upon withdrawal, cease to be subject to the terms and conditions of this Agreement. If at any time the Company shall issue additional shares of Capital Stock (an "Additional Issuance"), and as a result of such Additional Issuance the number of shares of Capital Stock held by the Fund outside of the Voting Trust shall be less than the Voting Ownership Limit (the amount of such shortfall being referred to hereafter as the "Difference"), the Fund shall be permitted to withdraw from the Voting Trust (in accordance with the procedures specified below) up to such number of shares of Capital Stock as shall be equal to the Difference (a "Permitted Withdrawal"). The Company shall within five (5) Business Days of any Additional Issuance notify the Trustee and the Fund in writing of the occurrence of any Additional Issuance (which notice shall include the type and number of additional Capital Shares issued) (an "Additional Issuance Notice"). The Fund shall notify the Company and the Trustee in writing within five (5) Business Days following its receipt of an Additional Issuance Notice if it wishes to exercise a Permitted Withdrawal (an "Election Notice"). In the event the Fund shall deliver an Election Notice as specified in the preceding sentence, the Company and the Fund shall jointly prepare and deliver to the Trustee within two (2) Business Days after the Company's receipt of the Election Notice a certificate certifying the type and number of shares of Capital Stock which shall comprise the Permitted Withdrawal (a "Withdrawal Certificate"). Any such Permitted Withdrawal shall be effected as promptly as practical after the Trustee's receipt of a Withdrawal Certificate. The Trustee and the Company shall cause the shares so withdrawn to be registered in the name of the Fund or its nominee before being so withdrawn.


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
                                   ARTICLE IV
                           TRUSTEE'S POWERS AND DUTIES

           SECTION 4.01 LIMITS ON TRUSTEE'S POWERS. The Trustee shall have only the powers set forth in this Agreement. It is expressly understood and agreed by the parties hereto that under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of this Agreement or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee under this Agreement, except as set forth in this Agreement.

           SECTION 4.02 RIGHT TO VOTE. With respect to all shares of Capital Stock held in the Voting Trust, the Trustee shall have the exclusive and absolute right in respect of such shares of Capital Stock to vote or consent such shares of Capital Stock at all times during the term of this Agreement, subject to Section 4.03 hereof.

           SECTION 4.03 VOTING ON PARTICULAR MATTERS. In exercising the Trustee's powers and duties under this Agreement, the Trustee shall at all times vote or consent all shares of Capital Stock held in the Voting Trust as follows:

           (a) if the matter concerned is the election of directors of the Company, the Trustee shall vote or consent all Fund Restricted Shares (x) in favor of each nominee to the Board of Directors whose nomination has been approved by an Independent Board Majority and vote against any candidate for the Board of Directors for whom no competing candidate has been nominated or selected by an Independent Board Majority, and (y) if the nomination of a nominee has not been approved by an Independent Board Majority, in favor of such nominee if such nominee has been nominated by the Board of Directors in the manner provided in Section 5.05(b)(i) hereof;

           (b) unless such action is initiated by or with the consent of an Independent Board Majority, the Trustee shall vote against removal of any director of the Company;

           (c) if the matter concerned is (x) an employee compensation plan for which stockholder approval is sought or (y) a precatory stockholder proposal (i.e., advisory proposals made by a stockholder of the Company pursuant to Rule 14a-8 promulgated under the Exchange Act (or in any successor provision) that merely recommend or request that the Board of Directors or the Company take certain action), the Trustee shall vote all Fund Restricted Shares in the same proportions as the shares voted by all holders of Capital Stock other than shares voted by (i) the Voting Trust, (ii) the Fund and (iii) directors, officers, trustees of any employee benefit plans of the Company and other Affiliates of the Company (whether acting in their individual ownership or fiduciary capacities or pursuant to a discretionary proxy (other than any revocable proxy given by a stockholder other than a director, officer, trustee of any Company employee benefit plan or other Affiliate of the Company in response to a solicitation of proxies by the Board of Directors of the Company) or other discretionary delegation of the right to direct the voting of another stockholder's shares of Capital Stock);

           (d) if the matter concerned is an Approved Change of Control Proposal, the Trustee shall vote all Fund Restricted Shares as directed by the Fund, in its sole discretion; and


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
           (e) to the extent not otherwise  covered in Section 4.03(a),  Section
4.03(b),   Section   4.03(c)  or  Section   4.03(d),   in  accordance  with  the
recommendation of the Independent Board Majority.

           SECTION 4.04 PRESENCE AT MEETINGS. The Trustee shall ensure, with respect to all Fund Restricted Shares, that such shares are counted as being present for the purposes of any quorum required for stockholder action of the Company and to vote or consent such shares as set forth in this ARTICLE IV so long as the Trustee has reasonable notice of the time to vote or consent (and the Trustee shall be deemed to have reasonable notice if it shall receive notice within the time periods under the applicable provisions of the Delaware General Corporation Law).

           SECTION 4.05 SALES. The Trustee shall have no authority to sell any of the shares of Capital Stock deposited pursuant to the provisions of this Agreement, unless expressly permitted pursuant to the terms hereof. Upon the sale of shares of Capital Stock in accordance with the terms hereof, the Trustee shall deliver or cause to be delivered certificates representing such shares of Capital Stock to the Person entitled thereto.

           SECTION 4.06 CONTRARY INSTRUCTIONS. The Trustee shall have no obligation whatsoever to follow any instruction of the Fund if such instruction is contrary to the terms of this Agreement, unless such contrary instruction shall be agreed to in writing by the Fund and the Company.

           SECTION 4.07 EXECUTION BY TRUSTEE. The Trustee shall execute all documents as follows:

           "By: The Bank of New York, not in its individual capacity, but solely as Trustee
            By: Dorothy Miller, Vice President."

                                   ARTICLE V
                                   STANDSTILL

           SECTION 5.01 ACQUISITION OF CAPITAL STOCK. The Fund shall not, directly or indirectly, (i) individually, or as part of a group, acquire, offer or propose to acquire, or agree to acquire, by purchase or otherwise, Beneficial Ownership of any additional shares of Capital Stock not Beneficially Owned by it on the date of this Agreement, or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) Beneficial Ownership of any such shares of Capital Stock (except by reason of a stock dividend, stock split, restructuring or recapitalization that in each case has been approved by the Board of Directors) or (ii) enter into any agreement, arrangement or understanding with any Person relating to any sale or other disposition of Capital Stock, other than any agreement, arrangement or understanding (A) with one or more underwriters and the Company as permitted by the Registration Rights Agreement or (B) with any Person that is not prohibited by Section 5.04 below.

           SECTION 5.02 SOLICITATION OF PROXIES; STOCKHOLDER PROPOSALS. The Fund shall not (i) solicit proxies from stockholders of the Company, (ii) become a "participant" (as defined in Instruction 3 to Item 4 to Schedule 14A promulgated under the Exchange Act or in any successor provision) in any solicitation of proxies from stockholders of the Company or (iii) initiate or solicit any stockholder proposals to the Company. For purposes of this Section 5.02, the following actions by the Fund shall not result in the Fund being a "participant" in a proxy solicitation: (x) voting shares of Capital Stock Beneficially Owned by the Fund, (y) executing and furnishing the Company or any other Person with a revocable proxy, or (z) publicly announcing the Fund's vote (and its reasons therefore) on any matter submitted to stockholders of the Company.

           SECTION 5.03 ACQUISITION PROPOSALS. So long as the Fund Beneficially Owns Fund Restricted Shares, the Fund shall not tender or otherwise sell or offer to sell to any Person any shares of Capital Stock in response to any Acquisition Proposal that is opposed by the Independent Board Majority.

           SECTION 5.04 SALE OF CAPITAL STOCK.

           (a) Except as provided in Section 5.03 above or pursuant to an Approved Change in Control Proposal, the Fund shall not sell or otherwise dispose of any shares of Capital Stock, whether in a private sale, pursuant to a registered offering of securities or otherwise, if, to the Knowledge of the Fund, (i) such sale or other disposition is being made to a Person who Beneficially Owns an amount of Capital Stock in excess of the Ownership Limit applicable to such Person, or (ii) the effect of such sale or other disposition would be to cause such Person to Beneficially Own an amount of Capital Stock which would exceed the Ownership Limit applicable to such Person.

           (b) The Fund shall not meet or otherwise communicate with any Person if, to the Knowledge of the Fund, such meeting or communication relates to a proposal by such Person to acquire Beneficial Ownership of shares of Capital Stock in excess of the Ownership Limit applicable to such Person.

           SECTION 5.05 NOMINATION OF DIRECTORS.

           (a) Subject to Section 5.05(b), the Fund shall not itself, nor shall it initiate, suggest or otherwise encourage the Board of Directors or any other Person to, (i) nominate any individual as a candidate for election to the Board of Directors, or (ii) appoint any individual to fill any vacancy on the Board of Directors. The Fund shall not support, endorse or otherwise encourage the election of any candidate for election to the Board of Directors other than a candidate or candidates nominated by the Board of Directors except as set forth in Section 5.05(b).

           (b) Notwithstanding the foregoing, for so long as the Fund Beneficially owns 5% or more of the issued and outstanding Capital Stock, but in no event for a period of time longer than five (5) years from the date hereof, the Fund will have the right to propose a slate of three (3) individuals from which the Board of Directors will nominate one (1) such individual to serve as a member of the Board of Directors (the "Designated Member"). If none of such proposed individuals (or any additional proposed individuals) are reasonably acceptable to the Board of Directors for election to the Board of Directors, the Board of Directors will promptly notify the Fund of such determination and the Fund will propose one or more additional individuals from which the Board of Directors will choose. Each of the individuals proposed by the Fund must (i) qualify as an Independent Director, (ii) not hold an elective or appointive full-time governmental office or be an employee of any governmental body or agency or have held such office in New York State or have been so employed in New York State for the prior three (3) years and (iii) acknowledge in writing that notwithstanding his or her designation by the Fund, he or she owes fiduciary duties to all stockholders to the same extent as the other members of the Board of Directors. For so long as the Fund has the rights set forth in the first sentence of this Section 5.05(b)(i), the Designated Member shall be submitted to the stockholders of the Company for election in the manner by which a Qualified Candidate (as defined in the By-laws of the Company) is submitted to the stockholders for election by the Independent Board Majority. The Designated Member shall be a Class III director whose term shall expire in 2005. For so long as the Fund has the rights set forth in the first sentence of this Section 5.05(b)(i), in the event the Designated Member resigns before the end of his or her term and at the end of the Designated Member's term, the Fund shall be entitled to propose a new Designated Member in accordance with the procedures established by this Section 5.05(b)(i).

           (ii) So long as the Fund Beneficially Owns twenty percent (20%) or more of the outstanding Capital Stock of the Company, and subject to the provisions of this Section 5.05(b)(ii), the Company acknowledges and agrees that the Designated Member may, from time to time on a quarterly basis, meet with the members of the board of the Fund to discuss matters involving the Company and relevant to the Fund's investment in the Company. Any such communications between the Designated Member and the members of the board of the Fund will be conducted on a confidential basis (and not in any meeting of the members of the board of the Fund that may be open to the public) in compliance with the confidentiality agreement in the form agreed to by the parties (as it may be amended from time to time) (the "Confidentiality Agreement"). The provisions of this Section 5.05(b)(ii) shall automatically terminate and be of no force and effect from and at the time that the Fund Beneficially Owns less than twenty percent (20%) of the outstanding Capital Stock of the Company.

           (iii) At the expiration of the current terms of the Class I directors in 2003, the Company will cause two (2) members of such class who are not Independent Directors not to stand for re-election, and in lieu thereof to nominate for election to the Board of Directors two (2) other individuals who, if elected, would qualify as Independent Directors.

           SECTION 5.06 CHANGE OF CONTROL PROPOSALS.

           (a) The Fund shall not solicit or encourage inquiries or proposals with respect to, or provide any confidential information to, or have any discussions, meetings or other communications with, any Person relating to a Change of Control Proposal; provided, however, that the Fund may have such discussions, meetings and communications with a Person who has made a Change of Control Proposal that is approved by the Board of Directors of the Company.

           (b) If the Fund receives an unsolicited offer, proposal or communication from a Person for a Change of Control Proposal, then (i) the Fund shall not, directly or indirectly, communicate with such Person with respect to such matter, except that the Fund shall promptly notify such Person that the Fund will notify the Chairman of the Board of Directors and the Chief Executive Officer of the Company of such matter, (ii) the Fund shall promptly notify the Chairman of the Board of Directors and the Chief Executive Officer of the Company of the existence of such matter and all material information communicated to the Fund in connection with the making thereof, shall promptly inform the Chairman of the Board, or a member of the Board of Directors of the Company designated by him or her, of the occurrence and the substance of any further communications by or on behalf of such Person concerning such matter and
(iii) the Company shall notify the Fund of the Company's position and the basis therefor with respect to such matter promptly upon its consideration thereof, and the consideration of such matter shall be in accord with the fiduciary duties of the Company's Board of Directors and management. The matters set forth in this Section 5.06(b) shall be covered by the Confidentiality Agreement.

           SECTION 5.07 LITIGATION. The Fund shall not publicly allege or claim, and shall not initiate or join in any litigation, suit or cause of action that alleges (i) that any of the provisions of the Certificate of Incorporation, the Bylaws or this Agreement are not enforceable in accordance with their terms,
(ii) that the Board of Directors should not enforce any of the provisions of the Certificate of Incorporation, the Bylaws or this Agreement, or (iii) that the Board of Directors should approve, adopt, disapprove or abandon any Acquisition Proposal or Change of Control Proposal. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 5.07 shall not be construed to prevent the Fund from initiating or joining as a party in any litigation, suit or cause of action that alleges that the Company has wrongfully applied or otherwise violated any provision of the Certificate of Incorporation, the Bylaws, this Agreement or a Legal Requirement.

           SECTION  5.08  CONSULTATION  RIGHTS.  For so long  as the  Designated
Member may communicate with the directors of the Fund pursuant to Section 5.05(b)(ii), the Designated Member shall consult with the Fund if the Board of Directors authorizes management of the Company to solicit any Change of Control Proposal and shall consult with the Fund in the event that the Board of Directors shall consider and discuss any Change of Control Proposal that may be received by the Company from any Person. Nothing in this Agreement shall be construed to limit the rights of the Fund as a stockholder of the Company regarding Change of Control Proposals or any other matters except as specifically set forth in this Agreement. The matters set forth in this Section
5.08 shall be covered by the Confidentiality Agreement.

                                   ARTICLE VI
                   AGREEMENT TO DIVEST SHARES OF CAPITAL STOCK

SECTION 6.01         SALE OF FUND'S CAPITAL STOCK BY THIRD ANNIVERSARY.

           (a) Subject to the Fund's  obligations  in Section  6.01(b),  Section
6.02 and Section 6.03, the Fund will, to the extent consistent with its duties and obligations and purposes and taking into account market conditions, reduce its Beneficial Ownership of Capital Stock in a prudent and reasonably prompt manner. The Company will likewise use its commercially reasonable efforts, in response to reasonable requests from the Fund, to facilitate the Fund's reduction in its Beneficial Ownership of Capital Stock. The reduction may be effected pursuant to the Registration Rights Agreement and the use of Rule 144 promulgated under the Securities Act of 1933, as amended or by any private sale to an Institution, subject to applicable Ownership Limits.

           (b) The Fund hereby covenants and agrees that it shall sell, convey, or otherwise dispose of shares of Capital Stock (so that the Fund is no longer a Beneficial Owner of such shares of Capital Stock) so that the Fund Beneficially Owns less than fifty percent (50%) of the issued and outstanding shares of Capital Stock on or prior to the Three Year Divestiture Deadline. Any such disposition shall comply with the terms of this Agreement, the Registration Rights Agreement, the Certificate of Incorporation and the Bylaws.

           SECTION 6.02 SALE OF FUND'S CAPITAL STOCK BY FIFTH ANNIVERSARY. The Fund hereby covenants and agrees that it shall sell, convey, or otherwise dispose of shares of Capital Stock (so that the Fund is no longer a Beneficial Owner of such shares of Capital Stock) so that the Fund Beneficially Owns less than twenty percent (20%) of the issued and outstanding shares of Capital Stock on or prior to the Five Year Divestiture Deadline. Any such disposition shall comply with the terms of this Agreement, the Registration Rights Agreement, the Certificate of Incorporation and the Bylaws.

           SECTION 6.03 SALE OF FUND'S CAPITAL STOCK BY TENTH ANNIVERSARY. The Fund hereby covenants and agrees that it shall sell, convey, or otherwise dispose of shares of Capital Stock (so that the Fund is no longer a Beneficial Owner of such shares of Capital Stock) so that the Fund Beneficially Owns less than five percent (5%) of the issued and outstanding shares of Capital Stock on or prior to the Ten Year Divestiture Deadline. Any such disposition shall comply with the terms of this Agreement, the Registration Rights Agreement, the Certificate of Incorporation and the Bylaws

           SECTION 6.04 EXTENSION OF DIVESTITURE DEADLINES SOUGHT BY FUND. Notwithstanding Section 6.01, Section 6.02 or Section 6.03 hereof, the Company shall extend a Divestiture Deadline if (i) the Fund makes a good faith and reasonable determination (and provides the reasons therefor) that compliance with Section 6.01, Section 6.02 or Section 6.03 hereof would have a material adverse effect on the Fund's ability to maximize the value of its assets or would be in conflict with its legal or fiduciary duties, (ii) the Fund advises the Company of such determination in writing (and provides the reasons therefor) no later than ninety (90) days prior to the Divestiture Deadline and makes a reasonable request for an extension of the Divestiture Deadline and (iii) the Company receives written confirmation from the BCBSA that the extension of the Divestiture Deadline requested by the Fund would not cause a violation of the license agreements governing the Company's use of the Marks. The Company shall not oppose the Fund's request for an extension of a Divestiture Deadline and shall take reasonable steps, as reasonably requested by the Fund, to assist the Fund in its efforts to obtain an extension of the Divestiture Deadline. The Fund acknowledges that, notwithstanding the scope or degree of assistance provided by the Company, the BCBSA shall have the sole and absolute authority and discretion to determine whether to consent to an extension of a Divestiture Deadline but shall have no obligation to grant such consent, and that in no event shall the Company have any liability to the Fund or any other Person in the event that the BCBSA shall determine to deny any such extension request.

           SECTION 6.05 FAILURE TO MEET DIVESTITURE DEADLINES. In the event that the Fund shall fail to meet a Divestiture Deadline and an extension thereof shall not have been granted or required pursuant to Section 6.04 hereof, or shall fail to meet any extended Divestiture Deadline that may have been granted or required pursuant to Section 6.04 hereof, then within ten (10) Business Days after such deadline, the Company shall provide a list to the Fund of three (3) institutions, none of which shall be an Affiliate of the Company or the Fund, none of which shall have had any business relationship with the Company or its Affiliates (other than in the capacity as Sales Agent pursuant to this Agreement) for the previous five (5) years, each constituting a nationally known investment banking firm that provides research coverage of participants in the HMO/managed care industry and makes a market in the Common Stock, and each providing a quotation of its fee for services as Sales Agent hereunder. Within ten (10) business days after delivery of such list, the Fund shall select one institution (the "Sales Agent") from such list. The Sales Agent, the Fund and the Company shall enter into an agreement within fifteen (15) days after selection of the Sales Agent providing for the payment to the Sales Agent by the Fund of a reasonable fee for the services to be rendered by it and reimbursement to the Sales Agent by the Fund of its reasonable expenses, obligating the Sales Agent to vote the Delinquent Shares as described in this Section 6.05, and addressing the other applicable matters set forth in this Section 6.05. The Sales Agent shall arrange for the sale of the Delinquent Shares in as prompt a manner as shall be commercially reasonable under the circumstances (giving effect to, among other things, market conditions and related matters). Subject to the foregoing, the Sales Agent and the Company shall have no liability to the Fund and any other Person on the grounds that the Sales Agent failed to take actions which could have produced higher proceeds for the sale of the Delinquent Shares. The Fund, the Company and the Trustee shall promptly take all action reasonably requested by the Sales Agent to facilitate the sale of the Delinquent Shares, and the Sales Agent (or the transferee of the Delinquent Shares) shall be entitled to receive customary representations and warranties from the Fund and the Trustee regarding the Delinquent Shares (including, without limitation, representations regarding good title to such shares, free and clear of all liens, claims, security interests and other encumbrances). The Sales Agent shall, to the extent permitted by law, also be entitled to receive such indemnification from the Company as is normal and customary in similar circumstances. Until sold, the Delinquent Shares shall be voted in accordance with the recommendation of the Independent Board Majority on all matters. Upon the sale of the Delinquent Shares, the Trustee shall deliver the shares to the purchaser thereof as directed by the Sales Agent, and all proceeds from such sale, less the agreed upon fees and expense reimbursement of the Sales Agent, shall be distributed to the Fund as soon as practicable. The periods of time set forth in this Section 6.05 may be extended at any time by mutual written agreement of the Company and the Fund and notice to the Trustee.

           SECTION 6.06 CONVERSION OF CLASS B COMMON STOCK. Within five (5) days after the date upon which the Fund ceases to be the record holder or Beneficial Owner of five percent (5%) or more of the issued and outstanding shares of Capital Stock, the Fund shall (i) provide written notice to the Company of the occurrence of such event and (ii) make available to the Company for exchange (in accordance with the provisions of Section 2.A.6 of Article III of the Certificate of Incorporation) the certificate representing the Class B Common Stock then held by the Fund.

                                  ARTICLE VII
                           DIVIDENDS AND DISTRIBUTIONS

           SECTION 7.01 CASH. The Fund shall be entitled to receive payments equal to the amount of cash dividends, if any, collected or received by the

Trustee or its successor upon the number of shares of Capital Stock held in the Voting Trust. The Trustee and the Company shall arrange for the direct payment by the Company of such cash dividends to the Fund.

           SECTION 7.02 STOCK. In the event that the Trustee shall receive, as a dividend or other distribution upon any shares of Capital Stock held by the Trustee under this Agreement, any shares of stock or securities convertible into stock of the Company, the Trustee shall hold the same and said shares shall be subject to all of the terms and conditions of this Agreement to the same extent as if originally deposited hereunder.

           SECTION 7.03 OTHER DISTRIBUTIONS. In the event that, at any time during the term of this Agreement, the Trustee shall receive or collect any monies through a distribution by the Company to its stockholders, other than in payment of cash dividends, or shall receive any property (other than shares of Capital Stock or securities convertible into Capital Stock) through a distribution by the Company to its stockholders, the Trustee shall distribute the same to the Fund.

                                  ARTICLE VIII
                                   THE TRUSTEE

           SECTION 8.01 USE OF PROXIES. The Trustee may vote or consent with respect to all shares of Capital Stock held in the Voting Trust in person or by such person or persons as it may from time to time select as its proxy, provided that the Trustee shall at all times do so in conformity with the provisions of
Section 4.03 hereof.

           SECTION 8.02 EXPENSES. The Trustee is expressly authorized to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys and counsel, and to incur and pay such other charges and expenses as the Trustee may deem reasonably necessary and proper for administering this Agreement. The Company shall reimburse the Trustee for any such expense and charges.

           SECTION 8.03 COMPENSATION. The Company shall compensate the Trustee for its services as Trustee hereunder as provided in the Trustees' fee schedule, attached hereto as Exhibit A.

           SECTION 8.04 SUCCESSOR TRUSTEE. The Trustee may resign after giving thirty (30) days' advance written notice of its resignation to the Company and the Fund; provided that such resignation shall not become effective until a reasonably competent alternate (the "Successor Trustee") shall have become bound by this Agreement. The Company and the Fund each may terminate the Trustee after giving thirty (30) days' advance written notice thereof to the Trustee with a copy to the other party; provided that such termination of the Trustee shall not become effective until a Successor Trustee shall have become bound by this Agreement. If the Trustee shall resign or be so terminated by the Company, the Trustee shall be replaced by a Successor Trustee. The Successor Trustee shall be designated by the Fund and shall be reasonably acceptable to the Company. The Successor Trustee shall enjoy all the rights, powers, interests and immunities of the Trustee originally designated and shall agree in writing to be bound by this Agreement.

           SECTION 8.05 QUALIFICATIONS OF TRUSTEE. Throughout the term of the Voting Trust, the Trustee or Successor Trustee, as the case may be, must satisfy each of the following qualifications: (i) the Trustee or Successor Trustee, as the case may be, must be an institution duly authorized to act as such a Trustee or Successor Trustee under the laws of the State of New York; (ii) the Trustee or Successor Trustee, as the case may be, must, either on an individual basis or on a consolidated basis together with its subsidiaries and affiliates, have minimum stockholders' equity of $500,000,000; (iii) the Trustee or Successor Trustee, as the case may be, must not own for its own account more than one percent (1%) of the issued and outstanding securities of either the Company or the Fund; and (iv) no director or officer of the Trustee or any Successor Trustee, as the case may be, may serve as a director or officer of the Company or the Fund (and no director or officer of the Company or the Fund shall serve as a director or officer of the Trustee or Successor Trustee, as the case may
be). In the event that the Trustee or Successor Trustee, as the case may be, shall fail to meet any of the conditions set forth in this Section 8.05, the Company shall replace the Trustee or the Successor Trustee, as the case may be, as provided in Section 8.04 hereof.

           SECTION 8.06 TRUSTEE'S LIABILITY. The Trustee shall not be liable for any act or omission undertaken in connection with its powers and duties under this Agreement, except for any willful misconduct or gross negligence by the Trustee. The Trustee shall have no obligation or liability with respect to the failure of the Fund to perform its obligations under this Agreement or with respect to divestitures provided for herein. No Successor Trustee shall be liable for actions or omissions of the Trustee or any other Successor Trustee. The Trustee shall not be liable in acting on any notice, request, consent, certificate, instruction, or other paper or document or signature reasonably believed by it to be genuine and to have been signed by the proper party. The Trustee may consult with legal counsel (reasonably competent for the purpose) and any act or omission undertaken by it in good faith in accordance with the opinion of such legal counsel shall not result in any liabilities of the Trustee. The Company agrees to indemnify and hold harmless the Trustee and its affiliates, directors, officers, employees, agents and advisors (each an "Indemnified Party") from and against any and all claims, damages, losses, liability, obligations, actions, suits, costs, disbursements and expenses (including without limitation reasonable fees and expenses of counsel) incurred by any Indemnified Party, in any way relating to or arising out of or in connection with or by reason of the preparation for a defense of any investigation, litigation or proceeding arising out of this Agreement or the shares of Capital Stock held pursuant to this Agreement, the administration of this Agreement or the action or inaction of the Trustee hereunder; except to the extent such claim, damage, loss, liability, obligation, action, suit, cost, disbursement or expense results from such Indemnified Parties' gross negligence or willful misconduct. The indemnity set forth in this Section 8.06 shall be in addition to any other obligation or liabilities of the Company hereunder or at common law or otherwise and shall survive the termination of this Agreement.

           SECTION 8.07 DUTIES OF TRUSTEE. The Trustee need perform only those duties that are specifically set forth in this Agreement and no others; and in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement, but need not confirm or investigate the accuracy of mathematical calculations or other facts.

                                   ARTICLE IX
                                   TERMINATION

           SECTION 9.01 TERMINATION. This Agreement shall terminate upon the joint written notice by the Company and the Fund to the Trustee that the Fund Beneficially Owns less than five percent (5%) of the issued and outstanding shares of each class of Capital Stock; provided, that, all or any part of such reduction in Beneficial Ownership did not occur as a result of a violation of this Agreement. Otherwise, the Voting Trust is hereby expressly declared to be and shall be irrevocable. Notwithstanding the foregoing, if, at any time, the Company's license agreement with respect to the Marks is permanently terminated, with no further right to cure or appeal, by BCBSA as a result of the Company's breach of its obligations thereunder, then so long as such breach is not due to any act or omission of the Fund, the Fund shall have the right to terminate this Agreement upon giving written notice to the Company and the Trustee.

           SECTION 9.02 DELIVERY OF STOCK CERTIFICATE(S). As soon as practicable after the termination of this Agreement, the Trustee shall deliver to the Fund or its nominee stock certificate(s), with the appropriate legend as provided in the Certificate of Incorporation, representing the number of shares of Capital Stock Beneficially Owned by the Fund at the date of termination, if any, held by the Voting Trust and upon payment by the Fund of any and all taxes and other expenses relating to the transfer or delivery of such certificates.


                                   ARTICLE X
                                  MISCELLANEOUS

           SECTION 10.01 OWNERSHIP; AUTHORITY. The Fund represents, warrants and covenants to the Company that (i) as of the effective date of this Agreement, the Fund is the Beneficial Owner of Seventy-Eight Million One Hundred Eighty-Five Thousand (78,185,000) shares of Common Stock, (ii) the Fund does not Beneficially Own any shares of Capital Stock other than Seventy-Eight Million One Hundred Eighty-Five Thousand (78,185,000) shares of Common Stock and one (1) share of Class B Common Stock, (iii) for so long as the Fund Beneficially Owns Fund Restricted Shares, those Fund Restricted Shares are, and at all times will be, free and clear of any liens, claims, options, charges or other encumbrances and (iv) the Fund has full power and authority to make, enter into and carry out the terms of this Agreement.

           SECTION 10.02 MERGER, CONSOLIDATION, SALE OF ASSETS. If, during the term of this Agreement, the Company shall merge into or consolidate with another corporation or corporations, or if all or substantially all of the assets of the Company are transferred to another corporation, the shares of which are issued to stockholders of the Company in connection with such merger, consolidation or transfer, then the terms "WellChoice, Inc." or the "Company" shall be construed, so long as the Marks continue to be licensed by such entity from BCBSA, to include such successor corporation, and the Trustee shall receive and hold under this Agreement any shares of such successor corporation received by it on account of its ownership as Trustee of shares of Capital Stock held by it hereunder prior to such merger, consolidation or transfer.

           SECTION 10.03 SUCCESSORS. This Agreement shall bind and inure to the benefit of the parties hereto and each and all of their respective heirs, executors, administrators, successors and permitted assigns. Notwithstanding any provision of this Agreement to the contrary, the provisions of this Agreement shall not be binding on any transferee or purchaser from the Fund (other than a Person who is an Affiliate of the Fund and except that any and all shares of Capital Stock sold in violation of this Agreement, the Registration Rights Agreement, the Certificate of Incorporation or the Bylaws shall remain subject to this Agreement). In case at any time the Trustee shall resign and no Successor Trustee shall have been appointed within thirty (30) days after notice of such resignation has been filed and mailed as required by Section 8.04 hereof, the resigning Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a Successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a Successor Trustee.

           SECTION 10.04 AMENDMENTS AND WAIVERS. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, shall in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

           SECTION 10.05 NOTICES. All notices, consents, requests, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given or made: (i) when delivered in person; (ii) three (3) days after deposited in the United States mail, first class postage prepaid; (iii) in the case of overnight courier services, one (1) business day after delivery to the overnight courier service with payment provided; or (iv) in the case of telex or telecopy or fax, when sent, verification received; in each case addressed as follows:

                          if to the Company:

                               WellChoice, Inc.
                               11 West 42nd Street
                               New York, NY 10036
                               Attention: Linda V. Tiano, Esq.
                               Fax: (212) 476-1072

                          with a copy (which shall not constitute notice) to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, NY 10153
                               Attention: Ira M. Millstein, Esq.
                                          Raymond O. Gietz, Esq.
                               Fax: (212) 310-8007
                          if to the Fund:

                               The New York Public Asset Fund
                               c/o LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                               125 West 55th Street
                               New York, NY 10019
                               Attention: Alexander M. Dye
                               Fax: (212) 424-8500

                          if to the Trustee:

                               The Bank of New York
                               Corporate Trust Division
                               101 Barclay Street, 8th Floor
                               West New York, NY 10286
                               Telephone: 212-815-5360
                               Facsimile: 212-815-3272
                               Attention:  Ms. Dorothy Miller, Vice President
                               Email:  domiller@bankofny.com

                          with a copy to:

                               Bryan Cave Robinson Silverman
                               1290 Avenue of the Americas
                               New York, NY  10104-3300
                               Telephone:  (212) 541-2080
                               Facsimile:  (212) 541-1380
                               Attention:  Mr. Walter H. Curchack
                               Email:  whcurchack@bryancave.com


           SECTION 10.06 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflicts of laws principles.

           SECTION 10.07 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties acknowledge that there will be irreparable harm and that there will be no adequate remedy at law for a violation of any of the covenants or agreements set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to any party upon any such violation, the non-defaulting party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity.

           SECTION 10.08 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

           SECTION 10.09 ENTIRE AGREEMENT. This Agreement, including any exhibits and attachments referred to herein, together with the Certificate of Incorporation, Bylaws and Registration Rights Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof, and may not be amended, altered or modified except by a writing signed by the parties hereto. This Agreement supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof, all of which are specifically integrated into this Agreement. No party hereto shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth herein; and the parties hereto further acknowledge and agree that in entering into this Agreement they have not in any way relied and will not rely in any way on any of the foregoing not specifically set forth herein.

           SECTION 10.10 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any term, provision, covenant or restriction contained in ARTICLE IV hereof is held by a court of competent jurisdiction to be invalid, void or unenforceable, then such provision shall be construed so as to require Fund Restricted Shares to be voted in the identical proportions in favor of or in opposition to such matters as votes of holders of Non-Fund Shares are cast.

           SECTION 10.11 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original of the party executing it, but all of which together shall constitute one and the same instrument.

           SECTION 10.12 LEGENDS;  CERTIFICATES.  Each certificate  representing
(i) Fund Restricted Shares and (ii) any other securities issued in respect of Fund Restricted Shares by reason of stock dividends, stock splits, spin-offs, mergers, recapitalization, combinations, conversions, exchanges of shares or the like, shall bear a legend to the effect that:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING TRUST AND DIVESTITURE AGREEMENT (THE "AGREEMENT") DATED NOVEMBER 7, 2002, BY AND AMONG WELLCHOICE, INC. (THE "COMPANY"), THE BOARD OF THE NEW YORK PUBLIC ASSET FUND (THE "FUND") AND THE BANK OF NEW YORK, AS TRUSTEE ("THE TRUSTEE"), A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY."

No shares of Capital Stock may be held by the Fund or any of its Affiliates in any street or nominee name. All Fund Restricted Shares shall be represented at all times by stock certificates which do not represent any shares other than Fund Restricted Shares and which are registered in the name of the Fund or any of its Affiliates or are registered in a way which they can be readily identified by the Company and its transfer agent(s) as Fund Restricted Shares. The Fund shall provide such information and assistance as the Company may reasonably request at any time to identify Fund Restricted Shares.

           SECTION 10.13 FURTHER ASSURANCES. The Fund hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Company, to carry out the purpose and intent of this Agreement.

           SECTION 10.14 CORPORATE GOVERNANCE COVENANTS. The Company covenants to the Fund that, during the term of this Agreement, the Company shall:

           (a) develop and implement an ethics policy, including, but not limited to: (i) the designation of an ethics officer; (ii) the ability for the ethics officer to have direct consultation with the audit committee of the Board of Directors; (iii) the establishment of an ethics hotline for employees, subscribers and providers; (iv) the adoption of a "code of conduct and ethics" for directors and officers; and (v) the adoption and enforcement of an anti-retaliation policy for individuals who report potential ethical wrongdoing;

           (b) not make, offer or arrange any loans to directors or officers of the Company to the extent prohibited by law;

           (c) not engage any audit firm to provide consulting or other non-accounting services (other than tax services and other services permitted by law) at any time prior to the date which is five (5) years from the completion of the most recent audit of the Company performed by such firm; and

           (d) for a period of six (6) years from the IPO Date, maintain the composition of the Company's Board of Directors such that at least seventy-one percent (71%) of its members qualify as Independent Directors.

           SECTION 10.15 HEDGING TRANSACTIONS. To the extent otherwise permitted by the Certificate of Incorporation and this Agreement, the Fund may engage in transactions designed to reduce its economic exposure (either risk of loss or benefit of appreciation, or both) to its ownership of Capital Stock, including swaps, put or call options, collars and forward sales transactions.

           SECTION 10.16 ASSET PRESERVATION.

           (a) Subject to the provisions of the next sentence hereof, the affirmative vote of the Fund, as the holder of Class B Common Stock, shall be required for (i) a recapitalization or restructuring of the Capital Stock (as defined in the Certificate of Incorporation) of the Company; (ii) the creation of a new class of Capital Stock of the Company or the creation of a series of Preferred Stock (as defined in the Certificate of Incorporation); or (iii) the issuance of additional shares of Capital Stock (including without limitation, as to any of the foregoing, by means of an amendment to the Certificate of Incorporation) that, in any of cases (i), (ii) or (iii), would adversely affect the financial interests, voting rights, or Transferability (as defined in the Certificate of Incorporation) of the Fund's shares of Capital Stock, as such interests, voting rights and Transferability exist pursuant to the Certificate of Incorporation and the Transaction Documents (as defined in the Certificate of Incorporation). It is understood that the foregoing will not apply to, and the affirmative vote of the Fund, as the holder of the Class B Common Stock, shall not be required for: (1) the creation, authorization or issuance of shares of Capital Stock to acquire the assets or stock of a Person (whether by asset or stock purchase, merger or otherwise) provided such transaction is approved by an

Independent Board Majority or any recapitalization or restructuring of the Capital Stock or amendment to the Certificate of Incorporation in connection with a merger to which the Company is a party and which constitutes an Approved Change of Control Proposal; (2) the creation, authorization or issuance of additional shares of Capital Stock for stock option plans and other equity-based compensation plans that are approved by an Independent Board Majority; (3) any creation, authorization or issuance of non-convertible indebtedness; (4) the creation of a series of Preferred Stock and the authorization or issuance of additional shares of Capital Stock for a shareholder rights plan; (5) the creation, authorization and issuance of Capital Stock or debt convertible into Capital Stock for underwritten public offerings and offerings pursuant to Rule 144A (promulgated under the Securities Act) of securities at or above market price (it being understood that an offering at a customary discount to then-prevailing market prices will be deemed for this purpose to be at market price), except that approval of the Fund, as the holder of the Class B Common Stock, will be required if the securities have (or upon conversion could have) a class vote (other than a customary class vote to elect directors arising from the failure to make scheduled dividend payments and other than as required by applicable law) or the securities are (or upon conversion could be) senior in right of payment to the Capital Stock held by the Fund; or (6) from and after the fifth anniversary of the IPO Date, the creation, authorization and issuance of a series of Preferred Stock for sale in public or private transactions. It also is understood that the affirmative vote of the Fund, as the holder of the Class B Common Stock, in respect of the matters referenced in this Section 10.16(a) shall not be required from and after the time that the share of Class B Common Stock shall have been converted into Common Stock as provided in the Certificate of Incorporation.

           (b) In the event the Company engages in (i) a recapitalization or restructuring of the Capital Stock of the Company; (ii) the creation of a new class of Capital Stock of the Company or the creation of a series of Preferred Stock; (iii) the issuance of additional shares of Capital Stock (including without limitation, as to any of the foregoing, by means of an amendment to the Certificate of Incorporation) that, in any of cases (i), (ii) or (iii) would adversely affect the financial interests, voting rights, or Transferability of the Fund's shares of Capital Stock as such interests, voting rights and Transferability exist pursuant to the Certificate of Incorporation and the Transaction Documents, such action shall be taken in a manner consistent with the fiduciary obligations that the Board of Directors of the Company owes to its stockholders upon advice of outside counsel.

           (c) The Company shall not amend Section 2.A.4(b) of Article III of its Certificate of Incorporation without the prior written consent of the Fund.

           SECTION 10.17 NO LIABILITY. The parties acknowledge that, pursuant to
Section 4301(j)(G) of the New York Insurance Law, none of the members of the board of the Fund, while acting in the scope of their authority as members of such board, shall be subject to any personal liability resulting from the Fund's execution delivery or performance of this Agreement.

                            [signature page follows]

           IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                          WELLCHOICE, INC.

                          By: /s/ Linda V. Tiano
                              --------------------------------------------------
                              Name: Linda V. Tiano
                              Title: Senior Vice President and General Counsel



                          THE NEW YORK PUBLIC ASSET FUND

                          By: /s/ Patrick Foye
                              --------------------------------------------------
                              Name: Patrick Foye
                              Title: Authorized Representative



                          THE BANK OF NEW YORK

                          By: /s/ Dorothy Miller
                              --------------------------------------------------
                              Name: Dorothy Miller
                              Title: Vice President








           [signature page to Voting Trust and Divestiture Agreement]

                                    EXHIBIT A
                                    ---------

                              Trustee Fee Schedule